Exhibit 10.10

2019 Equity Incentive Plan

FORM OF Deferred Shares Award Agreement

This Deferred Shares Award Agreement (this “Agreement”) is made and entered into as of [DATE] (the “Date of Grant”) by and between urban-gro, Inc., a Colorado corporation (the “Corporation”) and [DIRECTOR NAME] (the “Director”).

WHEREAS, the Corporation has adopted the Urban-gro, Inc. 2019 Equity Incentive Plan (the “Plan”) under which awards of Deferred Shares may be granted; and

WHEREAS, the Committee has determined that it is in the best interests of the Corporation and its shareholders to grant the award of Deferred Shares provided for herein.

NOW, THEREFORE, the parties hereto, intending to be legally bound, agree as follows:

1.          Grant of Deferred Shares. Pursuant to Section 7.C of the Plan, the Corporation hereby grants to the Director the future right to receive [NUMBER] shares of Common Stock (the “Deferred Shares”), on the terms and conditions and subject to the restrictions set forth in this Agreement and the Plan. Capitalized terms that are used but not defined herein have the meaning ascribed to them in the Plan.

2.          Consideration. The grant of the Deferred Shares Award is made in consideration of the services to be rendered by the Director to the Corporation.

3.          Deferral Period; Vesting.

(a)          Except as otherwise provided herein, provided that the Director remains in continuous service to the Corporation through the applicable vesting date, the Deferred Shares will vest in accordance with the following schedule:

Vesting Date	Shares of Common Stock
April 30, 2020	[NUMBER OF SHARES VESTING]

May [●], 2021	[NUMBER OF SHARES VESTING]

The period over which the Deferred Shares vest is referred to as the “Deferral Period.”

(b)          If the Director’s service on the Board terminates for any reason at any time before all of his or her Deferred Shares have vested, the Director’s unvested Deferred Shares shall be automatically forfeited upon such termination of service and neither the Corporation nor any Affiliate shall have any further obligations to the Director under this Agreement.

(c)          Unless otherwise determined by the Committee at the time of a change in control of the Corporation or other similar transaction or event, such transaction or event shall have no effect on the Deferred Shares.

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4.          Restrictions. Subject to any exceptions set forth in this Agreement or the Plan, during the Deferral Period and until such time as the Deferred Shares are delivered in accordance with Section 6, the Deferred Shares or the rights relating thereto may not be assigned, alienated, pledged, attached, sold or otherwise transferred or encumbered by the Director. Any attempt to assign, alienate, pledge, attach, sell or otherwise transfer or encumber the Deferred Shares or the rights relating thereto during the Deferral Period shall be wholly ineffective and, if any such attempt is made, the Deferred Shares will be forfeited by the Director and all of the Director’s rights to such Deferred Shares shall immediately terminate without any payment or consideration by the Corporation.

5.          Rights as Shareholder. The Director shall not have any of the rights of a shareholder with respect to the Deferred Shares unless and until the Deferred Shares vest and are issued to the Director. Upon and following the issuance of the Deferred Shares, the Director shall be the record owner of the shares of Common Stock so issued unless and until such shares are sold or otherwise disposed of, and as record owner shall be entitled to all of the rights of a shareholder of the Corporation including, without limitation, the right to vote such shares of Common Stock and to receive all dividends or other distributions paid with respect to such shares.

6.          Delivery of Deferred Shares. Subject to Section 9, at the end of each Deferral Period the Corporation shall issue and deliver to the Director the number of shares of Common Stock equal to the number of Deferral Shares that become vested for such Deferral Period, if any, and enter the Director’s name on the Corporation’s books as the shareholder of record with respect to the shares of Common Stock delivered to the Director.

7.          No Right to Continued Service on the Board. Neither the Plan nor this Agreement shall confer upon the Director any right to be retained as a Director of the Corporation or in any other capacity. Further, nothing in the Plan or this Agreement shall be construed to limit the discretion of the Corporation to terminate the Director’s service at any time.

8.          Adjustments. If any change is made to the outstanding Common Stock or the capital structure of the Corporation, if required, the Deferred Shares shall be adjusted or terminated in any manner as contemplated by Section 9 of the Plan.

9.          Tax Liability and Withholding.

(a)          As a condition to the issuance of any Deferred Shares, the Corporation may withhold, or require the Director to pay or reimburse the Corporation for, any taxes which the Corporation determines are required to be withheld under federal, state or local law in connection with the Deferred Shares.

(b)          Notwithstanding any action the Corporation takes with respect to any or all income tax, social insurance, payroll tax, or other tax-related withholding (“Tax-Related Items”), the ultimate liability for all Tax-Related Items is and remains the Director’s responsibility and the Corporation makes no representation or undertakings regarding the treatment of any Tax-Related Items in connection with the grant or vesting of the Deferred Shares or the subsequent sale of any shares and does not commit to structure the Deferred Shares to reduce or eliminate the Director’s liability for Tax-Related Items.

10.        Compliance with Law. The issuance and transfer of shares of Common Stock shall be subject to compliance by the Corporation and the Director with all applicable requirements of federal and state securities laws and with all applicable requirements of any stock exchange on which the Corporation’s shares of Common Stock may be listed. No shares of Common Stock shall be issued or transferred unless and until any then applicable requirements of state and federal laws and regulatory agencies have been fully complied with to the satisfaction of the Corporation and its counsel.

11.        Notices. Any notice required to be delivered to the Corporation under this Agreement shall be in writing and addressed to the [Secretary] of the Corporation at the Corporation’s principal corporate offices. Any notice required to be delivered to the Director under this Agreement shall be in writing and addressed to the Director at the Director’s address as shown in the records of the Corporation. Either party may designate another address in writing (or by such other method approved by the Corporation) from time to time.

12.        Governing Law. This Agreement will be construed and interpreted in accordance with the laws of the State of Colorado without regard to conflict of law principles.

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13.        Interpretation. Any dispute regarding the interpretation of this Agreement shall be submitted by the Director or the Corporation to the Committee (excluding the Director if the Director serves on the Committee) for review. The resolution of such dispute by the Committee shall be final and binding on the Director and the Corporation.

14.        Deferred Shares Subject to Plan. This Agreement is subject to the Plan as approved by the Corporation’s shareholders. The terms and provisions of the Plan as it may be amended from time to time are hereby incorporated herein by reference. In the event of a conflict between any term or provision contained herein and a term or provision of the Plan, the applicable terms and provisions of the Plan will govern and prevail.

15.        Successors and Assigns. The Corporation may assign any of its rights under this Agreement. This Agreement will be binding upon and inure to the benefit of the successors and assigns of the Corporation. Subject to the restrictions on transfer set forth herein, this Agreement will be binding upon the Director and the Director’s beneficiaries, executors, administrators and the person or persons to whom the Deferred Shares may be transferred by will or the laws of descent or distribution.

16.        Severability. The invalidity or unenforceability of any provision of the Plan or this Agreement shall not affect the validity or enforceability of any other provision of the Plan or this Agreement, and each provision of the Plan and this Agreement shall be severable and enforceable to the extent permitted by law.

17.        Discretionary Nature of Plan. The Plan is discretionary and may be amended, cancelled or terminated by the Corporation at any time, in its discretion. The grant of the Deferred Shares in this Agreement does not create any contractual right or other right to receive any Deferred Shares or other Awards in the future. Future Awards, if any, will be at the sole discretion of the Corporation. Any amendment, modification, or termination of the Plan shall not constitute a change or impairment of the terms and conditions of the Director’s membership on the Board.

18.        Amendment. The Committee has the right to amend, alter, suspend, discontinue or cancel the Deferred Shares, prospectively or retroactively; provided, that, no such amendment shall adversely affect the Director’s material rights under this Agreement without the Director’s consent.

19.        Section 409A. It is intended that the payments and benefits under this Agreement will be exempt from or comply with Section 409A of the Code, and shall be construed and interpreted in a manner that is consistent with the requirements for avoiding additional taxes or penalties under Section 409A of the Code. Notwithstanding the foregoing, the Corporation makes no representations that the payments and benefits provided under this Agreement are exempt from or comply with Section 409A of the Code and in no event shall the Corporation be liable for all or any portion of any taxes, penalties, interest or other expenses that may be incurred by the Director on account of non-compliance with Section 409A of the Code.

20.        Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original but all of which together will constitute one and the same instrument. Counterpart signature pages to this Agreement transmitted by facsimile, by electronic mail in portable document format (.pdf), or by any other electronic means intended to preserve the original graphic and pictorial appearance of a document, will have the same effect as physical delivery of the paper document bearing an original signature.

21.        Acceptance. The Director hereby acknowledges receipt of a copy of the Plan and this Agreement. The Director has read and understands the terms and provisions thereof, and accepts the Deferred Shares Award subject to all of the terms and conditions of the Plan and this Agreement. The Director acknowledges that there may be adverse tax consequences upon the vesting or delivery of the Deferred Shares or disposition of the shares and that the Director has been advised to consult a tax advisor prior to such vesting, delivery or disposition.

[Signature page follows]

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IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

URBAN-GRO, INC.

By:
Name:
Title:

[DIRECTOR NAME]

By:
Name:

Signature page to Deferred Shares Award Agreement

Urban-gro, Inc., 2019 Equity Incentive Plan

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